Volition Files Patent for Nu.QTM COVID-19 Triage Test and Commences Proof of Concept Studies

AUSTIN, Texas, April 23, 2020 /PRNewswire/ -- VolitionRx Limited (NYSE AMERICAN: VNRX) ("Volition") today announced that it is actively developing a COVID-19 triage test aiming to predict the likelihood that an individual who is COVID-19 positive will develop complications and severe disease, using its propriety Nu.QTM platform. The goal of the test is to provide early insight into which patients may require higher levels of monitoring including hospitalization and critical care resources, versus those who will not develop serious symptoms. Preliminary studies of patients with COVID-19 infection are now underway in hospitals in Belgium and Germany with results expected this quarter.

An interview with Jake Micallef, Chief Scientific Officer, Volition

https://youtu.be/w_It8py9BRQ

Severe acute respiratory syndrome (SARS) and pneumonia are associated with highly elevated production of Neutrophil Extracellular Traps (NETs) by white blood cells. NETs are made of nucleosomes and can be detected in minute quantities in the blood using Volition’s Nu.QTM nucleosome assays which Volition believes may, therefore, predict the progression of SARS-CoV-2 pneumonia and complications including Acute Respiratory Distress Syndrome (ARDS) in COVID-19 patients.

Dr. Jason Terrell, Chief Medical Officer at Volition commented, “The current COVID-19 pandemic has tragically caused many deaths and is overwhelming healthcare resources around the world. Early identification and triaging of patients who are the most likely to deteriorate and need critical care from those unlikely to develop serious disease would enable both improved outcomes for patients and improved use of critical care resources for healthcare providers.”

Volition is working with collaborators to investigate whether existing Nu.QTM epigenetic assays can predict which patients with COVID-19 are most at risk. A test that can successfully identify the patients that will need hospitalization or respiratory support would help to provide care for those most in need before they become critically ill and to maximize the best use of critical care beds. Subject to successful results from these initial proof of concept studies currently underway, Volition plans to conduct further studies using its fully automated Nu.QTM assay platform to ascertain the best use of these tests in different healthcare systems worldwide.

Jake Micallef, Chief Scientific Officer at Volition commented, “Whilst cancer remains our core disease focus, Volition’s existing Nu.QTM epigenetic toolbox may have potential to help doctors and patients in the COVID-19 pandemic or in future respiratory viral outbreaks. We have filed a novel patent for the utilisation of our Nu.QTM epigenetic platform for the triaging of COVID-19 sufferers. I am looking forward to the results of these trials, and indeed future trials, with the aim of developing a clinically useful product to triage COVID-19 patients worldwide.”

For further details please contact mediarelations@volition.com

The Science Behind Nu.QTM and COVID-19

White blood cells help protect the body against infection. White cells engulf invading viruses and bacteria and produce antibodies against them. In addition, white cells also eject chromatin material out of the cell to form NETs which catch and trap invading viruses. In a respiratory infection, white cells migrate to the lungs to protect them from the virus. However, SARS and pneumonia are associated with an inappropriate hyperimmune response to the virus involving massive ejection of NETs into the blood by white blood cells which is highly damaging to the lungs. The ejected NETs material is made up of nucleosomes which can be detected in minute quantities using Volition’s Nu.QTM nucleosome assays. Volition is now testing this clinically to determine whether elevated NETs levels in the blood are predictive of complications arising from viral infection such as COVID-19.

Volition has not yet successfully developed a triage test for COVID-19 and is in investigational stages only.

About Volition

Volition is a multi-national epigenetics company developing simple, easy to use, cost effective blood tests to help diagnose a range of cancers and other diseases. Early diagnosis has the potential to not only prolong the life of patients, but also to improve their quality of life. The tests are based on the science of NucleosomicsTM, which is the practice of identifying and measuring nucleosomes in the bloodstream or other bodily fluid - an indication that disease is present. Volition is primarily focused on human diagnostics but also has a subsidiary focused on animal diagnostics.

Volition's research and development activities are centered in Belgium, with additional offices in Texas, London and Singapore, as the company focuses on bringing its diagnostic products to market.

For more information about Volition, visit Volition's website volition.com or connect with us via:

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Media / Investor Contacts

Louise Batchelor, Volition mediarelations@volition.com +44 (0)7557 774620	Scott Powell, Volition investorrelations@volition.com +1 (646) 650 1351
Jen Lewis, Pegasus jen.lewis@thisispegasus.co.uk +44 (0)7809 867943	Joseph Green, Edison Advisors jgreen@edisongroup.com +1 (646) 653 7030

Safe Harbor Statement

Statements in this press release may be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. Words such as "expects," "anticipates," "intends," "plans," "aims," "targets," "believes," "seeks," "estimates," "optimizing," "potential," "goal," "suggests," "could," "would," "should," "may," "will" and similar expressions identify forward-looking statements. These forward-looking statements relate to the timing of the results from the preliminary trial with the University Hospital of Liège, Belgium and additional trials, the effectiveness of Volition’s blood-based diagnostic tests in predicting the progression of complications in COVID-19 patients, as well as Volition’s ability to develop and successfully commercialize such test platforms for accurate stratification of COVID-19 patients. Volition’s actual results may differ materially from those indicated in these forward-looking statements due to numerous risks and uncertainties including, without limitation, results of studies testing the efficacy of its COVID-19 triage test; regulatory clearances or approvals necessary prior to commercialization of its COVID-19 triage test; marketplace acceptance of its COVID-19 triage test; and its ability to secure adequate intellectual property protection. These statements are based on current expectations, estimates and projections about Volition’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Additional risks include, among others, Volition’s failure to develop and commercialize diagnostic products generally, which could result in an inability to execute its plan of operations, the highly competitive environment in which Volition will be competing and resulting rapid product obsolescence, downturns in domestic and foreign economies, and other risks identified in Volition’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as other documents that Volition files with the Securities and Exchange Commission.  Forward-looking statements are made as of the date of this release, and, except as required by law, Volition does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

NucleosomicsTM and Nu.QTM and their respective logos are trademarks and/or service marks of VolitionRx Limited and its subsidiaries. All other trademarks, service marks and trade names referred to in this press release are the property of their respective owners.